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                                                                   EXHIBIT 10(r)


                                 FINANCIAL TERMS

     1. Budgeted Provider Expense [(S).4.13(a)]. For purposes of the Budget for calendar year 2002, the following percentages of Adjusted Gross Revenue shall be allocated to Provider Expense for the following calendar quarters, respectively:

          Qtr. 1       Qtr. 2       Qtr. 3       Qtr. 4       Full Year
          ------       ------       ------       ------       ---------

          26.3%        25.3%        25.4%        25.2%        25.5%

     In each succeeding annual Budget, unless the Parties otherwise mutually agree, such percentages of Adjusted Gross Revenue shall be allocated to Provider Expense for the respective calendar quarters of the applicable calendar year.

     2. Service Fee [(S)7.3(a)]. The quarterly Service Fee for each calendar quarter in calendar year 2002 shall be the lessor of (a) the Actual Margin for such calendar quarter, or (b) the amount set forth below for such calendar quarter:

          Qtr. 1       Qtr. 2       Qtr. 3       Qtr. 4       Full Year
          ------       ------       ------       ------       ---------

          $2,617,168   $2,693,871   $2,390,088   $2,128,213   $9,829,340

     The Service Fee for each subsequent calendar quarter shall be an amount equal to the lesser of (i) the Actual Margin for such calendar quarter, or (ii) the aggregate amount of the Service Fee and the Performance Fee paid or payable with respect to the corresponding calendar quarter in the immediately preceding calendar year (after giving effect to any adjustments under (S)7.4 of this Agreement). Notwithstanding the other provisions of this Agreement, for purposes of applying the immediately preceding sentence only: (A) the Performance Fee and the related adjustment, if any, under (S)7.4 shall be calculated each calendar quarter (substituting "calendar quarter" for all references to "calendar year" in (S)7.3(b) and (S)7.4 for that purpose), and (B) the Performance Fee so calculated for any calendar quarter shall be deemed to be the Performance Fee payable for that calendar quarter under the immediately preceding sentence.

     3. Performance Fee Adjustment Percentage. For purposes of the monthly calculation and accrual of the Performance Fee Adjustment under Section 7.4 of the Service Agreement, Provider acknowledges and agrees that this amendment is being entered into for calendar year 2002 and that the Adjustment Percentage for such calendar year is 30%.

     4. Adjustments. Any or all of the percentages or amounts contained in this exhibit my hereafter be changed from time to time by written agreement of the Parties. Such agreement may be in the form of a new Exhibit A-1 to this agreement, which, if signed by both Parties, shall supersede this exhibit for all purposes thereafter.

     The effective date of this Exhibit A-1 is January 1, 2002.

PDG, P.A.                                  PDHC, Ltd.


By: /s/ DR. GREGORY T. SWENSON             By: /s/ MICHAEL J. VAUGHAN
    ---------------------------                -----------------------
Gregory T. Swenson, D.D.S., President      Michael J. Vaughan, Vice President

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